LIGHTING SCIENCE GROUP AND GIULIANI CAPITAL ADVISORS ENTER AGREEMENT TO IMPLEMENT ENERGY SAVING SHARING PROGRAMSM

Parties to Form Joint Venture to Accelerate Deployment of
Lighting Science Group’s Highly Efficient Lighting Solutions

DALLAS, TX — February 16, 2005 — Lighting Science Group Corporation (OTC:PXGC.PK) today announced that it has entered into an agreement with Giuliani Capital Advisors LLC (GCA) to create a joint venture that will accelerate the deployment of Lighting Science’s patent-pending Optimized Digital Lighting™ (ODL™) technology under the Company’s Energy Saving Sharing ProgramSM. This program enables organizations to utilize ODL™ products without any upfront capital expenditures and to share the energy savings with the joint venture.

Under the agreement, Lighting Science and GCA will form a joint venture to finance and deploy the ODL™ technology in lighting applications owned and operated by municipalities, public utility corporations, universities, large malls, parking lots and other organizations with significant lighting requirements. The joint venture will be 80% owned by Lighting Science and 20% owned by GCA. GCA will provide strategic consulting, cultivate relationships with potential customers, and raise any necessary capital for the joint venture.

The Company’s ODL™ products, based on light emitting diodes, utilize 60% to 80% less energy and last 4 to 16 times longer than conventional lighting technologies, thus producing substantial energy and labor cost savings. Additionally, the Company's solid state lighting solutions are environmentally friendly and do not contain any of the harmful gases used by some types of conventional lighting.

The joint venture may also seek to acquire light poles currently in place, which are often owned by parties other than the organizations that use the lights. This would advance the timetable for deployment of the Company’s ODL™ technology and the corresponding cost savings.

Ron Lusk, chairman and CEO of Lighting Science Group, stated, “We are pleased to join forces with Giuliani Capital Advisors in providing this much needed product and service. GCA’s extensive industry experience and far-reaching relationships should provide a catalyst for implementing our ODL™ technology under our Energy Saving Sharing ProgramSM. This program will make it possible for cities to provide improved lighting in public areas and realize substantial cost savings.”

Stan Waldrop, president of Lighting Science Group, added, “I am enthusiastic about the potential of our Energy Saving Sharing ProgramSM to generate long-term recurring revenue for the Company while providing substantial cost savings to our customers. Giuliani Capital Advisors is a strong partner that shares our vision of transforming the lighting market.”

Robert Warshauer, Managing Director with Giuliani Capital Advisors, said, “The opportunity to work with Lighting Science Group to implement their energy saving alternatives is extremely attractive and fits with GCA’s mission to partner with companies with creative, strategic solutions. We are impressed with the Company’s proprietary technology and look forward to a mutually rewarding relationship.”

About Lighting Science Group Corporation
Lighting Science Group Corporation (www.lsgc.com) designs and sells energy efficient lighting solutions based on light emitting diodes (LED). The Company's patent pending designs and manufacturing processes enable affordable, efficient and long lasting LED bulbs to be quickly deployed in existing lighting applications and produce immediate cost savings and environmental benefits.

About Giuliani Capital Advisors
Giuliani Capital Advisors LLC (www.giulianicapitaladvisors.com) is a boutique financial advisory and investment banking firm comprised of senior level professionals who provide lead advisory services to public and private companies, lenders, and other parties-in-interest that are executing financial and strategic transactions. GCA provides a full range of capital raising, mergers and acquisitions, and financial and operational restructuring services.

Certain statements in the press release constitute "forward-looking statements" relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

Lighting Science," "Optimized Digital Lighting" and "ODL" are trademarks of Lighting Science Group Corporation. “Energy Saving Sharing Program” is a service mark of Lighting Science Group Corporation.

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